UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2018, Aileron Therapeutics, Inc. (the “Company”) appointed Manuel C. Alves Aivado, M.D., Ph.D., the Company’s Senior Vice President, Chief Medical Officer, as President and Chief Executive Officer of the Company, effective as of September 6, 2018. In connection with his appointment as President and Chief Executive Officer, on September 5, 2018, the Board of Directors of the Company (the “Board”) elected Dr. Aivado to the Board as a Class III director with a term expiring at the 2020 annual meeting of stockholders, effective as of September 6, 2018.

Dr. Aivado will succeed John Longenecker, Ph.D. whose resignation as President and Interim Chief Executive Officer of the Company was effective as of September 6, 2018. Dr. Longenecker is expected to continue his employment with the Company through September 30, 2018.

Dr. Aivado, age 48, has served as our Senior Vice President, Chief Medical Officer since September 2014. From March 2012 until September 2014, Dr. Aivado served as vice president of clinical development and pharmacovigilance at Taiho Oncology, Inc., a pharmaceutical company. From October 2006 until March 2012, Dr. Aivado served as senior medical director in the clinical development group at GlaxoSmithKline, Inc., a global pharmaceutical company. In addition, Dr. Aivado was an instructor in medicine at Beth Israel Deaconess Medical Center/Harvard Medical School. Prior to his industry experience, Dr. Aivado practiced clinical medicine in Germany for nearly ten years, during which time he was awarded the Dr. Mildred Scheel cancer research scholarship award in 2002. Dr. Aivado is a German board-certified physician for internal medicine, hematology and medical oncology, and he received an M.D. and Ph.D. from the Medical School of the University of Dusseldorf, in Germany. The Company believes that Dr. Aivado is qualified to serve on its Board due to his extensive knowledge of the Company and his significant background in pharmaceutical research and development.

A copy of the Company’s press release announcing Dr. Aivado’s appointment as President and Chief Executive Officer and election to the Board, and Dr. Longenecker’s resignation as President and Interim Chief Executive Officer is furnished, but not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his appointment, on September 6, 2018, Dr. Aivado entered into a new employment agreement with the Company (the “New Employment Agreement”) superseding his current employment agreement, dated as of July 23, 2014. Under the New Employment Agreement, Dr. Aivado has agreed to serve as, and assume the duties of, the Company’s President and Chief Executive Officer. Pursuant to the New Employment Agreement, Dr. Aivado will be paid a base salary at a rate of $41,666.67 per month, which is based on an annualized base salary of $500,000. Beginning in 2019, following the end of each calendar year that Dr. Aivado is employed by the Company, he will be eligible to receive a discretionary performance target bonus of up to 50% of his then annual base salary based on the achievement of performance milestones set by the Board or the Compensation Committee of the Board. Following the end of the 2018 calendar year, Dr. Aivado will be eligible to receive a discretionary performance target bonus calculated on the basis of 35% of his base salary as of August 31, 2018 pro-rated for the first eight months of the fiscal year and 50% of his current base salary under the New Employment Agreement pro-rated for the remaining four months of the fiscal year. The amount of such bonus and the achievement of such milestones will be determined by the Board in its sole discretion. Dr. Aivado will also be entitled to receive reimbursement of up to $4,000 per month for travel and living accommodations pursuant to the New Employment Agreement.

Pursuant to the New Employment Agreement, the Company has also granted Dr. Aivado options to purchase 232,914 shares of common stock of the Company under the Company’s 2017 Stock Incentive Plan. The options will have an exercise price equal to the closing price of the Company’s common stock on September 6, 2018. The options vest in equal monthly installments over four years from September 6, 2018.

On September 6, 2018, Dr. Aivado also entered into a Severance Agreement (the “Severance Agreement”) with the Company. Under the Severance Agreement, if the Company terminates Dr. Aivado’s employment other than for “Cause” or by reason of death or “Disability,” or Dr. Aivado terminates his employment for “Good Reason” and, in each case, not upon or within twelve months of a “Change in Control Event” (each as defined in the Severance Agreement), Dr. Aivado will be entitled to receive (A) his then current base salary for twelve months following the date of his termination and (B) payments on Dr. Aivado’s behalf of the monthly premiums for medical insurance coverage under COBRA until the earlier of the date that is twelve months following the date of his termination or the date on which Dr. Aivado becomes eligible to receive group health insurance coverage through another employer (collectively, the “Standard Severance Benefits”). If the Company terminates Dr. Aivado’s employment other than for “Cause” or by reason of death or “Disability,” or Dr. Aivado terminates his employment for “Good Reason,” in each case upon or within twelve months of a “Change in Control Event,” Dr. Aivado will be entitled to receive the Standard Severance Benefits for a period of eighteen months following the date of his termination and a lump sum payment equal to one and one-half times his target bonus for the year in which he is terminated, and the vesting of any unvested equity awards will accelerate in full on the date of his termination. Dr. Aivado’s receipt of any post-separation benefits under the Severance Agreement are conditioned upon his execution of a severance and release of claims agreement in a form satisfactory to the Company.

In addition, pursuant to the Company’s standard form of indemnification agreement Dr. Aivado entered into in connection with his employment as Senior Vice President, Chief Medical Officer, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-218474) on June 19, 2017, the Company may be required to, among other things, indemnify Dr. Aivado for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer or director of the Company.

Dr. Aivado was not selected as President and Chief Executive Officer or elected as director pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Dr. Aivado and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer of the Company.

The foregoing descriptions of Dr. Aivado’s New Employment Agreement and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each such agreement, copies of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2018.

Item 9.01.	Financial Statements and Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release, dated September 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: September 6, 2018	By:	/s/ Donald Dougherty
Donald Dougherty
Chief Financial Officer